UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2005

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PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

This Form 8-K/A is being filed with respect to the Form 8-K filed on December 7, 2005 to correct the amount of the Notes issued pursuant to the Supplement as stated in the first sentence of the first paragraph below. All other information included on this Form 8-K/A is identical to the Form 8-K filed on December 7, 2005.

On December 2, 2005, Chesapeake Funding, LLC (“Chesapeake”), a wholly-owned subsidiary of PHH Corporation (the “Company”), extended the termination date under the Series 1999-3 Indenture Supplement, dated as of October 28, 1999, as amended, (the “Supplement”) to the Base Indenture dated June 30, 1999, as amended, pursuant to which Chesapeake issued $1,000,000,000 of variable funding notes (the “Notes”). This revolving asset-backed debt facility will continue to be used to support the acquisition of vehicles used by PHH Vehicle Management Services, LLC, doing business as PHH Arval (“PHH Arval”), a wholly-owned subsidiary of the Company, in its fleet leasing operations. The parties to the Supplement include Chesapeake as issuer, PHH Arval as administrator, JPMorgan Chase Bank, N.A., as administrative agent and indenture trustee, and certain other commercial paper conduit purchasers, funding agents and banks.

The terms and conditions of the Notes are unchanged, except that the final payment date for the Notes has been extended from December 2, 2005 to December 1, 2006. The Notes are collateralized by leased vehicles and related assets, which are not available to pay the Company’s general obligations. The vehicle titles used to collateralize the Notes are held in a bankruptcy remote trust, which acts as lessor under operating and direct financing lease agreements. The holder of the Notes will receive cash flows from the lease agreements and other related receivables as well as proceeds from the sale of the vehicles. Chesapeake’s ability to draw under the Notes is subject to the terms of the Supplement, including maintaining the required enhancement amount and there being no termination of PHH Arval’s role as servicer of the underlying lease assets as a result of its bankruptcy, insolvency or default in the performance of its servicing obligations.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

10.1
Extension of Scheduled Expiry Date, dated as of December 2, 2005, for Series 1999-3 Indenture Supplement No. 1, dated as of October 28, 1999, as amended, to the Base Indenture, dated as of June 30, 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Neil J. Cashen
Name: Neil J. Cashen
Title: Executive Vice President and Chief Financial Officer

Dated: December 12, 2005